Exhibit 23.1
Form S-8
Bio-Path Holdings, Inc.
File No. 000-53404

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Bio-Path Holdings, Inc. First Amended 2007 Stock Incentive Plan of our report dated May 16, 2008, with respect to the financial statements of Bio-Path, Inc. for the period ended December 31, 2007, filed with the Securities and Exchange Commission as an exhibit to the Form 8-K/A on May 19, 2008.

/s/ Mantyla, McReynolds, LLC

Salt Lake City, Utah
December 5, 2008